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                        CMG INFORMATION SERVICES, INC.

                         (FORMERLY CMG HOLDINGS, INC.)

                             1986 STOCK OPTION PLAN
                             ----------------------


                             AS ADOPTED MAY 2, 1986
                           AMENDED FEBRUARY 25, 1988
                                AUGUST 25, 1988
                                NOVEMBER 8, 1993
                                 JULY 29, 1994

                APPROVED BY THE STOCKHOLDERS ON DECEMBER 6, 1994



ARTICLE 1 - PURPOSE
-------------------

          This 1986 Stock Option Plan (the "Plan") is intended to provide incentives to key employees of CMG Information Services, Inc. (formerly CMG Holdings, Inc.) (the "Company") and its present and future subsidiaries (as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code")) by providing them with opportunities to purchase stock in the Company pursuant to the exercise of options. The Company intends certain options granted under the Plan which are designated as incentive stock options to be "incentive stock options" complying with, and subject to, the terms and conditions of Section 422A of the Code; and with respect to those incentive stock options this Plan shall be interpreted in accordance with that section of the Code, as amended, and the rules and regulations promulgated from time to time thereunder. Stock options granted hereunder which do not comply with
Section 422A of the Code or are otherwise intended to be non-qualified stock options shall be designated as non-qualified stock options.


ARTICLE 2 - ADMINISTRATION OF THE PLAN
--------------------------------------

          The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall consist of at least two members of the Board who are not employees or officers of the Company or its subsidiaries and who are disinterested persons as defined in Securities and Exchange Commission Rule 16b-3, as amended. The Board may remove members from the Committee at any time with or without cause, or may add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. Acts by a majority of the Committee at a meeting, or acts approved in writing by all the members of the Committee, shall be the valid acts of the Committee. Subject to the terms of the Plan, and subject to such overall policies with respect thereto as may be established from time to time by the

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Board, the Committee shall have authority to determine the time or times at which options shall be granted, the persons to whom options shall be granted, the number of shares covered by each option, the price per share specified in each option, the time or times when each option or portions or installments of each option shall become exercisable and the duration of the exercise period or periods thereof, the conditions for the exercise of each option or portions or installments of each option or for acceleration of the exercise date or dates of each option or portions or installments thereof, or for the cancellation or termination of each option or portions or installments thereof, and all other terms and provisions of each option and each instrument by which each option shall be evidenced.

          All determinations and interpretations made by the Committee with respect to the Plan and each option granted thereunder shall be binding and conclusive on all interested parties unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may determine in its sole discretion. No member of the Board or the Committee shall be liable with respect to any action or determination made in good faith regarding the Plan or any option granted under it.

          In the event that the Board fails to appoint a Committee, those members of the Board who are "disinterested persons" shall have all powers and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the "disinterested persons" on the Board unless the context requires otherwise.


ARTICLE 3 - ELIGIBLE PERSONS
----------------------------

          Options may only be granted to officers and other key employees of the Company or its subsidiaries (as defined in Section 425(f) of the Code). The granting of any option to a person shall neither entitle such person to, nor disqualify him from, participation in any other grant of options pursuant to this Plan or any other plan. Directors who are not employees of the Company or its subsidiaries shall not be eligible to receive options under this Plan.


ARTICLE 4 - STOCK
-----------------

          The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued shares of Common Stock, par value $0.01 per share, or shares of Common Stock reacquired by the Company including shares purchased in the open market ("Common Stock"). The maximum number of shares which are hereby reserved for issuance and may be issued pursuant to this Plan is 750,000 less such number of shares as may from time to time be issued pursuant to the CMG Information Services, Inc. 1994 Employee Stock Purchase Plan, subject to adjustment as provided in Article 13. In the event any option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or shall cease for any reason to be exercisable in

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whole or in part, the unpurchased shares subject thereto, to the extent the option ceases to be exercisable, shall again be available under the Plan.


ARTICLE 5 - GRANT OF OPTIONS
----------------------------

          Options may be granted to eligible persons in such number and at such times during the term of the Plan as the Committee shall determine.


ARTICLE 6 - MINIMUM PRICE OF OPTIONS
------------------------------------

          The price per share specified in each option granted under the Plan shall in no event be less than 100% (110% in the case of an incentive stock option granted to a 10% shareholder as defined in Section 422A(b)(6) and related sections of the Code) of the fair market value per share of Common Stock on the date the option is granted. Fair market value shall be determined by the Committee in good faith in accordance with applicable regulations under the Code. If there is a public market for the Common Stock of the Company, fair market value shall be the last closing price before or on the valuation date, or the mean between the highest and lowest quoted selling prices in the market before or on the valuation date, or an average of such prices, all as the Committee in its sole discretion shall determine.


ARTICLE 7 - DURATION OF OPTIONS
-------------------------------

          Subject to earlier termination as provided in Articles 9 and 10, each option shall expire on the date specified by the Committee, but in the case of incentive stock options such expiration date shall be not more than ten years (five years in the case of an incentive stock option granted to a 10% shareholder as defined in Section 422A(b)(6) and related sections of the Code) from its date of grant. The Committee may extend the term of any previously granted option provided that if such option is an incentive stock option it must expire not more than ten or five years from its original date of grant as provided above.


ARTICLE 8 - EXERCISE OF OPTIONS
-------------------------------

          Subject to the provisions of Articles 9 through 12, each option granted under the Plan shall be exercisable as follows:

          A. The option shall either be fully exercisable at the time of grant or shall become exercisable in such installments or portions and at such time or times or upon the

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               happening of such conditions as the Committee may determine. The installments or portions may be cumulative or noncumulative as the Committee may determine.

          B. Once all or any installment or portion of an option becomes exercisable it shall remain exercisable until cancellation thereof or until expiration or termination of the option, unless otherwise specified by the Committee.

          C. Each option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

          D. The date of exercise of any option or any portion or installment of any option may be accelerated by fulfillment of such conditions as the Committee may determine. Furthermore, the Committee shall have the right to accelerate the date of exercise of any option or any portion or installment thereof for any reason.

          E. In no event shall an incentive stock option granted before January 1, 1987, hereunder be exercisable by any optionee while there is outstanding any incentive stock option which was previously granted to such Optionee to purchase stock in the Company or in a predecessor of the Company until such previously granted incentive stock option is exercised in full or expires by reason of lapse of time.

          F. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options granted after December 31, 1986, are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the company and its parent and subsidiary corporations) shall not exceed $100,000.


ARTICLE 9 - TERMINATION OF RELATIONSHIP
---------------------------------------

          If an optionee's employment with the Company or any subsidiary is terminated for any reason other than death, disability (within the meaning of Section 105(d)(4) of the Code), or termination for cause, his options may be exercised to the extent they were exercisable on the date of such termination, but no further installments or portions of such options will become exercisable (unless otherwise determined by the Committee) and each such option shall terminate on the date one month following the date of such termination (but not later than its specified expiration date). The aforesaid one month period may be extended by the Committee in its sole discretion up to an additional two months in the case of incentive stock options and up to the expiration date of each such option in the case of non-qualified stock options. If an optionee's employment with the Company or any subsidiary is terminated for cause (as defined by the Committee in its sole discretion), all his options shall terminate immediately and be of no further force or effect. Whether authorized leaves of absence or absence on military or governmental service may constitute termination for purposes of the Plan shall be conclusively

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determined by the Committee. Nothing in the Plan or in any option granted hereunder shall be deemed to give any optionee the right to continue his employment with the Company or any of its subsidiaries or shall be deemed to interfere in any way with the right of the Company to terminate any optionee's employment at any time and for any reason. Options granted under the Plan shall not be affected by any change of employment among the Company and its subsidiaries so long as the optionee continues to be an employee of the Company or one of its subsidiaries.


ARTICLE 10 - DISABILITY; DEATH
------------------------------

     If an optionee becomes disabled (within the meaning of Section 105(d)(4) of the Code), his options may be exercised to the extent they were exercisable on the date he ceased to have an employment relationship with the Company or any subsidiary, but no further installments or portions of such options will become exercisable (unless otherwise determined by the Committee) and each such option shall terminate on the date one month following the date of such cessation (but not later than its specified expiration date). The aforesaid one month period may be extended by the Committee in its sole discretion up to an additional eleven months in the case of incentive stock options and up to the expiration date of each such option in the case of non-qualified stock options.

     If an optionee dies while he has an employment relationship with the Company or during the one month (or extended) periods referred to in Article 9 or referred to above in this Article 10, his options may be exercised to the extent they were exercisable on the date of his death, by his estate, or duly appointed representative, or beneficiary who acquires the options by will or by the laws of descent and distribution, but no further installments or portions of such options will become exercisable and each such option shall terminate on the date one year following the date of the optionee's death (but not later than its specified expiration date).


ARTICLE 11 - ASSIGNABILITY
--------------------------

     No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each option shall be exercisable only by him.

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ARTICLE 12 - TERMS AND CONDITIONS OF OPTIONS
--------------------------------------------

     Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Articles 6 through 11 and may contain such other provisions not inconsistent with the Plan, including restrictions on transfer, stock repurchase restrictions, forfeiture restrictions, cancellation restrictions and other restrictions applicable to shares of Common Stock issuable upon exercise of options granted under the Plan, as the Committee deems advisable provided such provisions would not cause any incentive stock option to fail to qualify as an incentive stock option under
Section 422A of the Code. Common Stock issuable upon the exercise of options granted to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") may not be disposed of within six months following date of grant of such options. Options granted to persons subject to Section 16 of the 1934 Act may contain additional restrictions necessary to comply with Rule 16b-3 promulgated pursuant to the 1934 Act. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulations have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, nor unless and until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securites Act of 1933. The Company shall use its best efforts to effect any such compliance and listing, and the optionee shall take any action reasonably requested by the Company in this regard.

     Options may be granted hereunder (the "CMG Options") in tandem with options granted under a subsidiary's stock option plan (the "Subsidiary Options") with the condition that to the extent that a tandem Subsidiary Option is exercised the corresponding tandem CMG Option (or corresponding installment or portion thereof) shall be automatically cancelled and to the extent that a tandem CMG Option is exercised the corresponding tandem Subsidiary Option (or corresponding installment or portion thereof) shall be automatically cancelled.


ARTICLE 13 - ADJUSTMENTS
------------------------

     Upon the happening of any of the following described events, an optionee's rights under options granted hereunder shall be adjusted as hereinafter provided:

     A. In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other

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          securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated and to the terms and conditions of each individual option, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

     B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or stock dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are reserved for issuance pursuant to the Plan or are subject to options which have heretofore been or may hereafter be granted under the Plan shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above.

     The Committee shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive and binding on all interested parties.


ARTICLE 14 - EXERCISE OF OPTIONS
--------------------------------

     An option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, identifying the option being exercised, specifying the number of shares as to which such option is being exercised and accompanied by full payment of the purchase price therefor either (1) in United States Dollars, in cash or by certified or bank check, or (2) with the approval of the Committee (which it may grant or withhold in its sole discretion), in shares of Common Stock of the Company owned by the optionee having a fair market value (as defined in Article 6 and determined on the business day immediately preceding the day on which the option is exercised) equal to, or a fraction of a share less than, such purchase price (together with cash or certified or bank check equal in value to such fraction of a share), or
(3) in a combination of such Common Stock (with the approval of the Committee) and cash or check. Unless the Committee otherwise determines the holder of an option shall have no rights of a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him for such shares. Unless the Committee otherwise determines no adjustment will be made

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for cash dividends or similar rights for which the record date occurs after the exercise of the option but prior to the date such stock certificate is issued. In no case may a fraction of a share be purchased or issued under the Plan.


ARTICLE 15 - TERMINATION AND AMENDMENTS TO PLAN
-----------------------------------------------

     The Plan was adopted by the Board on May 2, l986; and became effective on that date subject to approval by the holders of a majority of the outstanding shares of voting stock of the Company, which occurred on May 12, 1986. The Plan as originally adopted expired on May 1, l996 (except as to options outstanding on that date). The Plan was extended to December 6, 2004, by the Board of Directors of the Company on July 29, 1994, subject to approval by the stockholders at the Annual Meeting of Stockholders of the Company to be held on December 6, 1994. Subject to such approval, the Plan shall expire on December 6, 2004 (except as to options outstandingon that date). Options may be granted under the Plan prior to the date of shareholder approval of the Plan (or approval of the extension of the Plan), but such options shall be granted subject to such approval. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the shareholders (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Article 13); (b) the provisions of
Article 3, regarding eligibility, may not be modified; (c) the provisions of
Article 6, regarding the exercise price at which shares may be offered pursuant to options, may not be modified (except by adjustment pursuant to Article 13);
(d) the expiration date of the Plan may not be extended; and (e) the benefits accruing to participants under the Plan may not be materially increased. No action of the Board or shareholders, however, may, without the consent of an optionee, substantially impair his rights under any option previously granted to him; and no amendment may cause any incentive stock options previously granted or to be granted under the Plan to cease to qualify as incentive stock options in accordance with the terms and conditions of the Plan.


ARTICLE 16 - GOVERNMENTAL REGULATION
------------------------------------

     The Plan and the grant and exercise of options thereunder, and the Company's obligation to sell and deliver shares of the Company's Common Stock under such options, shall be subject to all applicable laws (including tax laws), rules and regulations.


ARTICLE 17 - WITHHOLDING TAXES
------------------------------

     At any time when an optionee is required to pay to the Company an amount to be withheld under applicable income tax laws upon the exercise of a non-qualified stock option, the optionee may satisfy this obligation (to the extent of the minimum amount required to be withheld) in whole or in part by electing (the "Election") to have the Company withhold from the distribution of shares of Common Stock, a number of shares of Common Stock having a value equal to the amount required to be withheld. The

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value of the shares to be withheld shall be based on the fair market value of the Common Stock on the Tax Date. Any fractional share amount left over after satisfying the withholding requirement must be paid to the optionee in cash. "Tax Date" means the date on which the amount of tax to be withheld with respect to the exercise of the non-qualified stock option is determined.

     Each such election must be made prior to the Tax Date. The Committee may disapprove the Election, may suspend or terminate the right to make an Election, or may provide with respect to any non-qualified option that the right to make an Election shall not apply to such option. An Election is irrevocable.

     If the optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, an Election by such optionee is subject to the following additional restrictions:

     A. No Election shall be effective for a Tax Date which occurs within six months of the grant of the option, except that this limitation shall not apply in the event the death or disability of the optionee occurs prior to the expiration of the six-month period.

     B. The election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

     I certify that set forth above is a true, complete and correct copy of the CMG Information Services, Inc. 1986 Stock Option Plan as in effect on the date hereof.



Date:________________                        ________________________________
                                              William Williams II, Assistant
                                              Secretary

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